Calculation of Filing Fee Tables
S-3
GXO Logistics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees to be Paid	6	Debt	Guarantees of Debt Securities of GXO Logistics Capital B.V.	457(r)				0.0001381
Fees to be Paid	7	Debt	Debt Securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1.a. GXO Logistics, Inc. ("GXO") and GXO Logistics Capital B.V. ("GXO Capital") are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee. In connection with the securities offered hereby, GXO and GXO Capital will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). GXO and GXO Capital will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. 1.b. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. The securities registered also include such unspecified amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants or settlement of any units that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers additional shares of GXO's common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of GXO. Separate consideration may or may not be received for securities that are issuable on exercise, redemption, conversion, exchange or settlement of other securities or that are issued in units.

[2]	2.a. GXO Logistics, Inc. ("GXO") and GXO Logistics Capital B.V. ("GXO Capital") are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee. In connection with the securities offered hereby, GXO and GXO Capital will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). GXO and GXO Capital will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. 2.b. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. The securities registered also include such unspecified amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants or settlement of any units that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers additional shares of GXO's common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of GXO. Separate consideration may or may not be received for securities that are issuable on exercise, redemption, conversion, exchange or settlement of other securities or that are issued in units.

[3]	3.a. GXO Logistics, Inc. ("GXO") and GXO Logistics Capital B.V. ("GXO Capital") are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee. In connection with the securities offered hereby, GXO and GXO Capital will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). GXO and GXO Capital will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. 3.b. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. The securities registered also include such unspecified amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants or settlement of any units that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers additional shares of GXO's common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of GXO. Separate consideration may or may not be received for securities that are issuable on exercise, redemption, conversion, exchange or settlement of other securities or that are issued in units.

[4]	4.a. GXO Logistics, Inc. ("GXO") and GXO Logistics Capital B.V. ("GXO Capital") are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee. In connection with the securities offered hereby, GXO and GXO Capital will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). GXO and GXO Capital will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. 4.b. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. The securities registered also include such unspecified amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants or settlement of any units that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers additional shares of GXO's common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of GXO. Separate consideration may or may not be received for securities that are issuable on exercise, redemption, conversion, exchange or settlement of other securities or that are issued in units. 4.c. Representing warrants to purchase shares of GXO's common stock and/or any of the other securities of GXO.

[5]	5.a. GXO Logistics, Inc. ("GXO") and GXO Logistics Capital B.V. ("GXO Capital") are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee. In connection with the securities offered hereby, GXO and GXO Capital will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). GXO and GXO Capital will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. 5.b. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. The securities registered also include such unspecified amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants or settlement of any units that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers additional shares of GXO's common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of GXO. Separate consideration may or may not be received for securities that are issuable on exercise, redemption, conversion, exchange or settlement of other securities or that are issued in units. 5.c. Representing units that may consist of any combination of the other securities of GXO.

[6]	6. GXO will fully and unconditionally guarantee the obligations of GXO Capital under its debt securities. No separate consideration will be paid in respect of any such guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities.

[7]	7.a. GXO Logistics, Inc. ("GXO") and GXO Logistics Capital B.V. ("GXO Capital") are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee. In connection with the securities offered hereby, GXO and GXO Capital will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). GXO and GXO Capital will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. 7.b. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. The securities registered also include such unspecified amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants or settlement of any units that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers additional shares of GXO's common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of GXO. Separate consideration may or may not be received for securities that are issuable on exercise, redemption, conversion, exchange or settlement of other securities or that are issued in units.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A